As filed with the Securities and Exchange Commission on September 1, 2023
 Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HOPE BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	95-4849715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3200 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90010
(Address of principal executive offices) (Zip Code)

Hope Bancorp, Inc. 2019 Incentive Compensation Plan
(Full title of the plan)
Angelee J. Harris
General Counsel and Secretary
3200 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90010
(Name and Address of agent for service)
(213) 639-1700
(Telephone number, including area code, of agent for service)
With a copy to:
Jordan E. Hamburger
Sheppard, Mullin, Richter & Hampton LLP
1901 Avenue of the Stars, Suite 1600
Los Angeles, CA 90067
Phone (310) 228-3700
Fax (310) 228-3701

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Hope Bancorp, Inc. (the “Company”) relating to up to 150,000 shares of Common Stock that may be issued in connection with grants of restricted stock units granted as inducement awards for employment with the Company under the Hope Bancorp, Inc. 2019 Incentive Compensation Plan (the “2019 Plan”) as Exempt Awards and pursuant to Nasdaq Listing Rule 5635(c)(4).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.    Plan Information.
The Company will provide each recipient (each, a “Recipient” and collectively, the “Recipients”) of a grant under the 2019 Plan with documents that contain information related to the 2019 Plan, and other information including, but not limited to, the disclosure required by Item 1 of Form S-8, which information is not required to be and are not being filed as a part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act of 1933, as amended (the “Securities Act”). The foregoing information and the documents incorporated by reference in response to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. A Section 10(a) prospectus will be given to each Recipient who receives common stock covered by this Registration Statement, in accordance with Rule 428(b)(1) under the Securities Act.

Item 2.    Registrant Information and Employee Plan Annual Information.
The Company will provide to each Recipient a written statement advising of the availability of documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in the Section 10(a) prospectus) and of documents required to be delivered pursuant to Rule 428(b) under the Securities Act without charge and upon written or oral request by contacting:
Angelee J. Harris
General Counsel and Secretary
Hope Bancorp, Inc.
3200 Wilshire Boulevard, Suite 1400
Los Angeles, CA 90010
(213) 639-1700

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.
The following documents filed by the Company with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are hereby incorporated by reference in this Registration Statement:
•The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 28, 2023;
•The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 and June 30, 2023, filed with the SEC on May 8, 2023 and August 8, 2023, respectively;
•The Company’s Current Reports on Form 8-K filed with the SEC on January 6, 2023, January 23, 2023, April 20, 2023, April 25, 2023, May 18, 2023 and July 24, 2023 (except for any portions of such Current Reports on Form 8-K furnished pursuant to Item 2.02 and/or Item 7.01 thereof and any corresponding exhibits thereto not filed with the SEC);
•The Company’s definitive proxy statement on Schedule 14A  filed with the SEC on April 5, 2023; and
•The description of our common stock contained in the registration statement on Form 8-A filed with the SEC on April 22, 2003, including any amendment or report filed pursuant to the Exchange Act for the purpose of updating that description, including Exhibit 4.11 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 28, 2022.
All documents subsequently filed with the SEC by the Company (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.

Item 6. Indemnification of Directors and Officers.
The following provisions of Delaware law and our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws govern the indemnification of our directors and officers.

Section 145 (“Section 145”) of the Delaware General Corporation Law (the “DGCL”) permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. The foregoing is only a summary of the described sections of the DGCL and is qualified in its entirety by reference to such sections.

Our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws provide that we shall indemnify each of its officers and directors to the fullest extent permitted by Section 145. In addition, our Amended and Restated Certificate of Incorporation provides that no current or former director shall be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.

Exhibit No.	Description

4.1	Hope Bancorp, Inc. 2019 Incentive Compensation Plan (incorporated by reference to Exhibit 4.2 to the Company’s Registration Statement on Form S-8, filed on May 7, 2021)

5.1*	Opinion of Sheppard, Mullin, Richter & Hampton LLP

10.1	Form of Restricted Stock Unit Agreement under the Plan (incorporated by reference to Exhibit 10.5 to the Company’s Registration Statement on Form S-8, filed on May 7, 2021)

10.2	Form of Performance-Based Restricted Stock Unit Agreement under the Plan (incorporated by reference to Exhibit 10.6 to the Company’s Registration Statement on Form S-8, filed on May 7, 2021)

23.1*	Consent of Crowe LLP

23.2*	Consent of Sheppard, Mullin, Richter & Hampton LLP (included in Exhibit 5.1)

24.1*	Powers of Attorney and Signatures (included after signature page)

107*	Filing Fee Table
__________________________________
* Filed herewith

Item 9. Undertakings.
A. The undersigned registrant hereby undertakes:
1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i) To include any prospectus required by section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on September 1, 2023.

HOPE BANCORP, INC.

By:	/s/ Kevin S. Kim
Kevin S. Kim
Chairman, President, and Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY AND SIGNATURES
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kevin S. Kim as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

	Signature/Name	Title	Date

By:	/s/ KEVIN S. KIM	Chairman, President, and Chief Executive Officer	September 1, 2023
	Kevin S. Kim	(Principal Executive Officer)

By:	/s/ JULIANNA BALICKA	Executive Vice President Chief Financial Officer	September 1, 2023
	Julianna Balicka	(Principal Financial and Accounting Officer)

By:	/s/ DONALD D. BYUN	Director	September 1, 2023
Donald D. Byun

By:	/s/ JINHO DOO	Director	September 1, 2023
Jinho Doo

By:	/s/ DAISY Y. HA	Director	September 1, 2023
Daisy Y. Ha

By:	/s/ JOON KYUNG KIM	Director	September 1, 2023
Joon Kyung Kim

By:	/s/ STEVEN S. KOH	Director	September 1, 2023
Steven S. Koh

By:	/s/ WILLIAM J. LEWIS	Director	September 1, 2023
William J. Lewis

By:	/s/ DAVID P. MALONE	Director	September 1, 2023
David P. Malone

By:	/s/ LISA K. PAI	Director	September 1, 2023
Lisa K. Pai

By:	/s/ MARY E. THIGPEN	Director	September 1, 2023
Mary E. Thigpen

By:	/s/ SCOTT YOON-SUK WHANG	Director	September 1, 2023
Scott Yoon-Suk Whang

By:	/s/ DALE S. ZUEHLS	Director	September 1, 2023
Dale S. Zuehls